UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by AssetMark Financial Holdings, Inc. (“AssetMark”) with the U.S. Securities and Exchange Commission on February 23, 2021 (the “Original Form 8-K”) relating to (i) the departure of Charles Goldman as Chief Executive Officer, President and director of AssetMark, (ii) the expected entry by AssetMark into a consulting agreement with Mr. Goldman, (iii) the appointment of Natalie Wolfsen as Chief Executive Officer and director, and the appointment of Michael Kim as President and (iv) the expected entry by AssetMark into amended compensatory arrangements with Ms. Wolfsen and Mr. Kim in connection with their appointments as Chief Executive Officer and President, respectively. At the time of the filing of the Original Form 8-K, the terms of the consulting agreement with Mr. Goldman and the amended compensatory arrangements with Ms. Wolfsen and Mr. Kim had not yet been determined. This Amendment amends (i) Item 5.02 in the Original Form 8-K to add the information under the subheadings “Entry into Separation Agreement” below, and (ii) Item 9.01(d) to file the Separation Agreement (as defined below) as exhibits. This Amendment does not amend any other item of the Original Form 8-K.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Separation Agreement

On March 5, 2021, in connection with the departure of Charles Goldman from his positions with AssetMark, AssetMark entered into a Separation Agreement with Mr. Goldman effective as of March 3, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Goldman ceased to be President and Chief Executive Officer of AssetMark, and a member of AssetMark’s Board of Directors, in each case effective March 3, 2021. Under the Separation Agreement, Mr. Goldman will continue as an employee of AssetMark until April 2, 2021, after which time Mr. Goldman will serve as an independent consultant to AssetMark for a one-year period for an aggregate fee of $130,000 and the right to indemnification by AssetMark from any additional taxes imposed with regard to payment of the consulting fees if the services provided by Mr. Goldman are determined to constitute services of an employee and not services of an independent contractor.

Further, upon termination of his employment, which is expected to occur on April 3, 2021, and subject to Mr. Goldman’s entry into a release of claims in favor of AssetMark, Mr. Goldman will be eligible for severance payments and accelerated vesting of restricted stock awards under the Amended and Restated Employment Agreement between Mr. Goldman and AssetMark, dated August 28, 2019 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by AssetMark on August 28, 2019). Mr. Goldman’s other outstanding equity awards will continue to vest during the two-year period following his termination of employment, and the remainder of his outstanding equity awards will vest in full at the end of such period. The Separation Agreement also provides that in the event AssetMark undertakes an offering under its current Registration Statement on Form S-3 (File No. 333-240311), Mr. Goldman will have the right to participate in up to 10% of any secondary component of such offering.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement dated March 5, 2021 by and between AssetMark Financial Holdings, Inc. and Charles Goldman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.
Date: March 10, 2021	/s/ Gary Zyla
Gary Zyla Chief Financial Officer

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